Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	August 3, 2011

Spectra Energy Reports Second Quarter 2011 Results

Ongoing Net Income Increases 58 Percent

•	Ongoing net income from controlling interests of $275 million, $0.42 earnings per share (EPS), compared with $174 million, $0.27 EPS, in the prior year quarter.

•	Strong performance from fee-based businesses supported by earnings growth from expansion projects.

•	Quarter benefited from higher commodity prices and a strong Canadian dollar.

•	Successfully executing on capital expansion plan with four projects placed into service.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2011 second quarter net income from controlling interests of $284 million, or $0.44 diluted EPS, compared with $174 million, $0.27 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2011 quarter was $275 million, or $0.42 diluted EPS, versus $174 million, $0.27 diluted EPS, in the prior year quarter.

“We had another very good quarter, delivering earnings ahead of our expectations and exceeding last year’s net income by 58 percent. The quarter’s results reflect earnings growth from our expansion projects, higher commodity prices and a stronger Canadian dollar,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“We continue to successfully execute on our significant capital expansion plan, with realized returns at the high end of our expectations,” he said.

“At the midpoint of the year, we feel confident in our ability to not only deliver on, but exceed our stated $1.65 EPS target and other key financial and operational objectives for 2011,” concluded Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported second quarter 2011 earnings before interest and taxes (EBIT) of $243 million, compared with $223 million in second quarter 2010. As planned, the segment benefited from northeast expansion projects placed into service during fourth quarter 2010, mainly TEMAX/TIME III and Algonquin East-to-West.

Distribution

Distribution reported second quarter 2011 EBIT of $88 million, compared with $73 million in second quarter 2010. This improvement was mainly due to higher customer usage because of colder weather, growth in the number of residential customers, an increase in revenues from short-term transportation services and a stronger Canadian dollar.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported second quarter 2011 EBIT of $113 million, compared with $69 million in second quarter 2010. The segment benefited from improved results in the base gathering and processing business, primarily driven by expansions in the Horn River area of British Columbia. In addition, the segment experienced higher earnings at its Empress natural gas liquids (NGL) business, which was mainly due to lower volumes and higher costs associated with a plant turnaround that occurred in second quarter 2010. The segment also benefited from the effects of a stronger Canadian dollar.

Field Services

Field Services reported second quarter 2011 EBIT of $138 million, compared with $58 million in second quarter 2010. The increase in earnings was primarily due to higher commodity prices during second quarter 2011, compared with the prior year quarter.

During second quarter 2011, NGL prices were $1.24 per gallon versus $0.91 per gallon in second quarter 2010. NYMEX natural gas averaged approximately $4.31 per million British thermal unit (MMBtu) during the 2011 quarter versus $4.09 per MMBtu during the same period in 2010. Crude oil averaged approximately $103 per barrel, compared with approximately $78 per barrel in the prior year quarter.

DCP Midstream paid distributions of $62 million to Spectra Energy in second quarter 2011.

Other

“Other” reported net costs of $29 million and $16 million in the second quarters of 2011 and 2010, respectively. As anticipated, the second quarter 2011 results included higher captive insurance costs.

Interest Expense

Interest expense was $159 million for second quarter 2011, compared with $158 million for second quarter 2010.

Income Taxes

Second quarter 2011 income tax expense from continuing operations was $125 million, compared with $76 million reported in second quarter 2010. The increase resulted primarily from higher earnings in 2011. The effective tax rate was 30 percent in second quarter 2011, compared with 28 percent in second quarter 2010.

Reconciliation of Reported to Ongoing Net Income – Controlling Interests

(in millions)

	Quarters Ended June 30,
	2011	2010
Net Income – Controlling Interests as Reported	$284	$174
Adjustments to Reported Net Income – Controlling Interests:
Discontinued Operations	(9)	—

Ongoing Net Income – Controlling Interests	$275	$174

Reconciliation of Reported to Ongoing Diluted EPS

	Quarters Ended June 30,
	2011	2010
Diluted EPS as Reported	$0.44	$0.27

Discontinued Operations	(0.02)	—

Diluted EPS, Ongoing	$0.42	$0.27

Additional Information

Additional information about second quarter 2011 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call is scheduled for today, Wednesday, August 3, 2011, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s website or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “77960896” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, November 3, 2011, by dialing (800) 642-1687 with conference ID 77960896. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s website.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary

Statement Regarding Forward-Looking Information” in our 2010 Form 10-K, filed on February 24, 2011, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Leadership Index for both Carbon Performance and Disclosure. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

June 2011

(Unaudited)

(In millions, except per-share amounts and where noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.42	$0.27	$0.96	$0.79
Earnings Per Share, Diluted	$0.44	$0.27	$0.98	$0.82
Dividends Per Share	$0.26	$0.25	$0.52	$0.50
Weighted-Average Shares Outstanding, Diluted	652	650	652	650

INCOME
Operating Revenues	$1,188	$1,063	$2,800	$2,543
Total Reportable Segment EBIT	582	423	1,250	1,034
Income from Discontinued Operations, Net of Tax	9	—	16	16
Net Income - Controlling Interests	284	174	641	532

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$243	$223	$522	$470
Distribution	88	73	255	219
Western Canada Transmission & Processing	113	69	254	188
Field Services	138	58	219	157

Total Reportable Segment EBIT	582	423	1,250	1,034
Other EBIT	(29)	(16)	(53)	(30)

Total Reportable Segment and Other EBIT	$553	$407	$1,197	$1,004

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$294	$250
Distribution			117	77
Western Canada Transmission & Processing			313	159
Other			19	14

Total Capital and Investment Expenditures			$743	$500

	June 30,	December 31,
	2011	2010
CAPITALIZATION
Common Equity - Controlling Interests	41%	39%
Noncontrolling Interests and Preferred Stock	5%	5%
Total Debt	54%	56%

Total Debt	$11,283	$11,320
Book Value Per Share (a)	$12.99	$12.03
Actual Shares Outstanding	650	649

(a)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

June 2011

(Unaudited)

(In millions, except where noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
U.S. TRANSMISSION
Operating Revenues	$457	$442	$940	$899
Operating Expenses
Operating, Maintenance and Other	156	165	302	317
Depreciation and Amortization	67	64	134	128
Gains on Sales of Other Assets and Other, net	—	—	4	—
Other Income and Expenses	32	29	63	55
Noncontrolling Interests	23	19	49	39

EBIT	$243	$223	$522	$470

Proportional Throughput, TBtu (a)	623	567	1,426	1,385

DISTRIBUTION
Operating Revenues	$375	$331	$1,071	$999
Operating Expenses
Natural Gas Purchased	127	110	496	481
Operating, Maintenance and Other	107	99	214	202
Depreciation and Amortization	53	49	106	97

EBIT	$88	$73	$255	$219

Number of Customers, Thousands			1,348	1,331
Heating Degree Days, Fahrenheit	930	682	4,702	4,003
Pipeline Throughput, TBtu	156	181	487	485
Canadian Dollar Exchange Rate, Average	0.97	1.03	0.98	1.04

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$371	$289	$810	$644
Operating Expenses
Natural Gas and Petroleum Products Purchased	67	46	189	127
Operating, Maintenance and Other	147	135	280	250
Depreciation and Amortization	48	36	94	78
Other Income and Expenses	4	(3)	7	(1)

EBIT	$113	$69	$254	$188

Pipeline Throughput, TBtu	166	150	349	300
Volumes Processed, TBtu	174	163	350	326
Empress Inlet Volumes, TBtu	129	91	310	278
Canadian Dollar Exchange Rate, Average	0.97	1.03	0.98	1.04

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$138	$58	$219	$157

EBIT	$138	$58	$219	$157

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.9	6.8	6.8	6.8
Natural Gas Liquids Production, MBbl/d (b,c)	377	361	367	357
Average Natural Gas Price Per MMBtu (d)	$4.31	$4.09	$4.21	$4.70
Average Natural Gas Liquids Price Per Gallon	$1.24	$0.91	$1.19	$1.00
Average Crude Oil Price Per Barrel (e)	$102.56	$78.03	$98.33	$78.37

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Operating Revenues	$1,188	$1,063	$2,800	$2,543
Operating Expenses	786	721	1,845	1,709
Gains on Sales of Other Assets and Other, net	—	—	4	—

Operating Income	402	342	959	834

Other Income and Expenses	180	83	292	209
Interest Expense	159	158	314	317

Earnings From Continuing Operations Before Income Taxes	423	267	937	726
Income Tax Expense From Continuing Operations	125	76	264	173

Income From Continuing Operations	298	191	673	553
Income From Discontinued Operations, net of tax	9	—	16	16

Net Income	307	191	689	569
Net Income - Noncontrolling Interests	23	17	48	37

Net Income - Controlling Interests	$284	$174	$641	$532

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30,	December 31,
	2011	2010
ASSETS

Current Assets	$1,942	$1,638
Investments and Other Assets	7,055	7,003
Net Property, Plant and Equipment	17,801	16,980
Regulatory Assets and Deferred Debits	1,141	1,065

Total Assets	$27,939	$26,686

LIABILITIES AND EQUITY

Current Liabilities	$2,189	$2,523
Long-term Debt	10,640	10,169
Deferred Credits and Other Liabilities	5,569	5,249
Preferred Stock of Subsidiaries	258	258
Equity	9,283	8,487

Total Liabilities and Equity	$27,939	$26,686

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended
	June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$689	$569
Adjustments to reconcile net income to net cash provided by operating activities	649	262

Net cash provided by operating activities	1,338	831

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(571)	(521)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(361)	(368)

Effect of exchange rate changes on cash	2	(2)

Net increase (decrease) in cash and cash equivalents	408	(60)
Cash and cash equivalents at beginning of period	130	166

Cash and cash equivalents at end of period	$538	$106

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2011 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$243	$—		$243

Distribution	88	—		88

Western Canada Transmission & Processing	113	—		113

Field Services	138	—		138

Total Reportable Segment EBIT	582	—		582

Other	(29)	—		(29)

Total Reportable Segment and Other EBIT	$553	$—		$553

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$553	$—		$553
Interest Expense	(159)	—		(159)
Interest Income and Other	29	—		29
Income Taxes from Continuing Operations	(125)	—		(125)
Discontinued Operations, net of Tax	9	(9	) A	—

Total Net Income	$307	$(9)		$298

Total Net Income - Noncontrolling Interests	(23)	—		(23)

Total Net Income - Controlling Interests	$284	$(9)		$275

EARNINGS PER SHARE, BASIC	$0.44	$(0.02)		$0.42

EARNINGS PER SHARE, DILUTED	$0.44	$(0.02)		$0.42

A - Primarily net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing) - in millions

Basic	650

Diluted	652

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2010 Quarter-to-date

(In millions, except per-share amounts)

Reported Earnings/ Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$223

Distribution	73

Western Canada Transmission & Processing	69

Field Services	58

Total Reportable Segment EBIT	423

Other	(16)

Total Reportable Segment and Other EBIT	$407

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$407
Interest Expense	(158)
Interest Income and Other	18
Income Taxes from Continuing Operations	(76)

Total Net Income	$191

Total Net Income - Noncontrolling Interests	(17)

Total Net Income - Controlling Interests	$174

EARNINGS PER SHARE, BASIC	$0.27

EARNINGS PER SHARE, DILUTED	$0.27

Weighted Average Shares (reported and ongoing) - in millions

Basic	648

Diluted	650